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                                                                    Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated July 1, 2004, accompanying the financial statements of Argon Engineering Associates, Inc., contained in the Form S-4 Registration Statement filed on or about July 15, 2004. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Vienna, Virginia
July 14, 2004